EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard Malvern Funds
File Number: 811-5628
Registrant CIK Number: 0000836906


Items 72, 73 and 74

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72 through 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.



Series 3 SEC Identifier S000038501 Short Term Inflation Protected Fund
Class 1 SEC Identifier C000118817
Class 2 SEC Identifier C000118814
Class 3 SEC Identifier C000118816
Class 4 SEC Identifier C000118815


Item 72DD

1. Total Income dividends for which record date passed during the period                                             $ 91,096
2. Dividends for a second class of open-end company shares                                                           $ 79,804
3. Dividends for a third class of open-end company shares                                                            $ 109,317
4. Dividends for a fourth class of open-end company shares							     $ 70,270

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                      $ 0.366
        2. Dividends from a second class of open-end company shares                                                  $ 0.372
        3. Dividends from a third class of open-end company shares                                                   $ 0.373
        4. Dividends from a fourth class of open-end company shares                                                  $ 0.742

Item 74

U)      1. Number of shares outstanding                                                                             256,694
        2. Number of shares outstanding for a second class of shares of open-end company shares                     235,508
        3. Number of shares outstanding for a third class of shares of open-end company shares                      303,547
        4. Number of shares outstanding for a fourth class of shares of open-end company shares                      97,467

V)      1. Net asset value per share (to the nearest cent)                                                           24.49
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 24.52
        3. Net asset value per share of a third class open-end company shares (to the nearest cent)                  24.53
        4. Net asset value per share of a fourth class open-end company shares (to the nearest cent)                 48.87





Series 6 SEC Identifier S000053069 Emerging Markets Bond Fund
Class 1 SEC Identifier C000166998
Class 2 SEC Identifier C000166997



Item 73

Distributions per share for which record date passed during the period:

B)      1. Distributions of capital gains                                                                           $0.211
        2. Distributions of capital gains from a second class of open-end company shares                            $0.000

